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                                                                   EXHIBIT 10.19

                                 PROMISSORY NOTE

U.S. $______________                                     Los Angeles, California
                                                         ___________, 200_

         1. FOR VALUE RECEIVED, the undersigned, USDataworks, Inc., a Delaware corporation, located at 21621 Nordhoff Street, Chatsworth, CA 91311 ("Borrower"), promises to pay to the order of Charles Ramey, an individual, located at 6 Cypress Ridge Lane, Sugarland, Texas ("Lender") or at such other place or to such other party or parties as the holder hereof may designate, the principal sum of U.S. $___________ (____________ U.S. Dollars).

         2. Borrower promises to make one payment constituting the principal and all accrued interest on demand. Interest on the note shall accrue from the date of execution at the rate of twelve percent (12%) per annum.

         3. Borrower agrees that this Note shall become immediately due and payable without notice or demand, upon default of the payment required by paragraph two or alternatively upon Lender's three (3) day notice to Borrower.

         4. Should the indebtedness represented by this Note or any part thereof be collected at lave or in equity or through any bankruptcy (including without limitation, any action for relief from the automatic stay of any bankruptcy proceeding), receivership, probate or other court proceeding or by any judicial or non-judicial foreclosure proceeding, or if this Note is placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal payable hereon, interest accruing from the date of default in the amount of 1.5% per month or the highest rate allowable under law, reasonable attorneys' fees and collection costs and expenses.

         5. This Note shall be construed and enforced in accordance with the laws of the State of California and venue for any action result from the default of this note shall be venued in California Superior Court in Los Angeles County.

         6. If any provision of this Note is held invalid, unenforceable, or void, then the remainder of this Note shall continue in full force and effect.

                                               USDataworks, Inc. "Burrower"

                                               By:
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                                               Its:
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